UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 4, 2008

WASTE INDUSTRIES USA, INC.

(Exact name of registrant as specified in its charter)

North Carolina

(State or other jurisdiction of incorporation)

000-31050	56-0954929
(Commission File Number)	(IRS Employer ID Number)

3301 Benson Drive, Suite 601, Raleigh, North Carolina	27609
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (919) 325-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On April 4, 2008, the court dismissed, without prejudice, the lawsuit filed in December 2007 by a shareholder plaintiff in the Superior Court of Wake County, North Carolina, against Waste Industries USA, Inc. and its five directors, Lonnie C. Poole, Jr., Jim W. Perry, Paul F. Hardiman, Glenn E. Futrell and James A. Walker. The dismissal follows the January 2008 filing by the plaintiff for voluntary dismissal, without prejudice, of all claims asserted in the complaint, and the subsequent filing in February 2008 by all of the parties of a proposed stipulation and order of voluntary dismissal. The court heard the parties on the proposed stipulation and order of dismissal on March 11, 2008.

The complaint alleged that the Waste Industries directors breached their fiduciary duties to Waste Industries’ shareholders by, among other things, engaging in improper, unfair dealing and wrongful and coercive conduct in approving the agreement and plan of merger, dated December 17, 2007, among Waste Industries, Marlin HoldCo LP, a Delaware limited partnership (“HoldCo”), and its wholly owned subsidiary, Marlin MergeCo Inc., a North Carolina corporation (“MergeCo”). Pursuant to the terms of the merger agreement, MergeCo will merge with and into Waste Industries, and, as a result, Waste Industries will continue as the surviving corporation and a wholly owned subsidiary of HoldCo. HoldCo is owned by an investor group led by Lonnie C. Poole, Jr., Waste Industries’ founder and Chairman, and Jim W. Perry, Waste Industries’ President and Chief Executive Officer, and financial partners MIP Waste Holdings, L.P., an affiliate of Macquarie Infrastructure Partners, and GS Direct, LLC, an affiliate of Goldman, Sachs & Co.

The plaintiff sought class action designation for the lawsuit, certifying the plaintiff as the class representative, and to enjoin the proposed merger.

The court’s order provides that, except for claims, if any, for which federal jurisdiction is exclusive, counsel of record for the plaintiff may not file any claims regarding the proposed merger for any member of the putative class in any court other than the North Carolina Superior Court for Wake County, with a simultaneous designation as a mandatory complex business case, without the court’s permission. The order also provides that the parties will bear their own costs and expenses.

A copy of the Order of Voluntary Dismissal is attached as Exhibit 99.1 to this report and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Order of Voluntary Dismissal dated April 4, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

WASTE INDUSTRIES USA, INC.

Date: April 7, 2008	/s/ D. Stephen Grissom
D. Stephen Grissom
Chief Financial Officer